UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-7107 Commission File Number	93-0609074 (IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                              Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Establishment of 2008 Annual Cash Incentive Award Opportunities

At a meeting of the Compensation Committee of the Board of Directors of Louisiana-Pacific Corporation (“LP”) held on January 31, 2008, the Compensation Committee established 2008 annual cash incentive award opportunities under the Louisiana-Pacific Corporation Annual Cash Incentive Award Plan.  The award opportunities are subject to the achievement of a combination of corporate performance and individual performance goals.  The award opportunities for LP’s executive officers are as follows:  Mr. Frost, 75% of base salary, or $630,000; Mr. Stevens, 55% of base salary, or $260,000; Mr. Olszewski, 55% of base salary, or $206,000; and Mr. Wagner, 55% of base salary, or $182,000.

The performance goals for each executive officer are based 50% on LP’s corporate performance as measured by target earnings per share and 50% on objective individual goals unique to each of them.  Depending upon the extent to which performance goals are determined to have been met, the actual amount paid as a cash incentive award could range from 0% to 200% of the target amount relating to corporate performance and from 0% to 150% of the target amount relating to individual performance.  The applicability of specified potential adjustments to reported earnings per share for computational purposes, and the satisfaction of corporate and individual performance goals, will be determined by the Compensation Committee following the end of 2008.  Cash payments, if any, will be made as soon as practicable after the determination of the amount of the awards.

The business criteria on which individual performance goals are based include financial, strategic and other goals related to the performance of LP (in the case of Mr. Frost), specified business units (in the cases of Messrs. Olszewski and Wagner) or specified functional areas (in the case of Mr. Stevens) for which an executive has responsibility and goals related to success in developing and implementing particular tasks assigned to an individual executive.  These goals, therefore, vary depending upon the responsibilities of individual executives.  Goals for one or more of LP’s executive officers include goals related to earnings, execution of capital expenditure plans, strategic planning and execution, acquisition and disposition of specified assets, success in developing and implementing particular management plans or systems, leadership, succession planning, relationships with specified constituencies and other specified goals.

Additional Information

The information set forth above should be read in connection with the information set forth under the caption “Executive Compensation” in LP’s Proxy Statement relating to its 2007 Annual Meeting of Stockholders, which is available at LP’s website at www.lpcorp.com and the Securities and Exchange Commission’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

	By:	/s/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

Date: February 7, 2008